Exhibit 99.1

Ponce Financial Group, Inc. Reports First Quarter 2024 Results

NEW YORK, April 30, 2024 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced results for the first quarter of 2024.

First Quarter 2024 Highlights (Compared to Prior Periods):

•
Net income of $2.4 million, or $0.11 per diluted share for the three months ended March 31, 2024, as compared to net income of $0.5 million, or $0.02 per diluted share for the three months ended December 31, 2023 and net income of $0.3 million, or $0.01 per diluted share for the three months ended March 31, 2023.
•
Included in the $2.4 million of net income for the first quarter of 2024 results is $39.7 million in interest and dividend income, $1.7 million in non-interest income and $0.2 million in benefit for credit losses, offset by $20.8 million in interest expense and $17.0 million in non-interest expense.
•
Net interest income of $18.8 million for the first quarter of 2024 increased $1.6 million, or 9.46%, from the prior quarter and increased $3.6 million, or 23.47%, from the same quarter last year.
•
Net interest margin was 2.71% for the first quarter of 2024, increased from 2.66% for the prior quarter and decreased from 2.75% for the same quarter last year.
•
Non-interest income for the three months ended March 31, 2024 was $1.7 million, increased $0.4 million, or 32.84%, from $1.3 million for the three months ended December 31, 2023 and decreased $0.1 million, or 6.16%, from $1.8 million for the three months ended March 31, 2023.
•
Non-interest expense for the three months ended March 31, 2024 was $17.0 million, decreased $0.9 million, or 5.29%, compared to $17.9 million for the three months ended December 31, 2023 and increased $0.6 million, or 3.60% compared to $16.4 million for the three months ended March 31, 2023.
•
Cash and equivalents were $134.7 million as of March 31, 2024, decreased $4.5 million, or 3.21%, from December 31, 2023.
•
Securities totaled $569.0 million as of March 31, 2024, decreased $12.7 million, or 2.18%, from December 31, 2023 primarily due to regular principal payments.
•
Net loans receivable were $1.98 billion as of March 31, 2024, increased $85.5 million, or 4.51%, from December 31, 2023.
•
Deposits were $1.59 billion as of March 31, 2024, increased $78.2 million, or 5.18%, from December 31, 2023.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group’s President and CEO, stated “Despite the challenging operating environment, we continue to make progress: net interest income grew for the fourth quarter in a row, and net interest margin grew for the second quarter in a row. Book value per share is now $11.29 (up $0.39 vs last year) and total equity per share stands at $20.75. We’re also making progress on the expense side and have reduced headcount by 7% year over year. We continue to show strong levels of capital and liquidity. On the capital front, our total capital ratio at Ponce Bank stands at 23.33%, well in excess of regulatory requirements. In terms of liquidity, our liquid assets plus borrowing capacity at the Federal Home Loan Bank of New York ("FHLBNY") stands at $724.1 million, approximately 1.7 times of our uninsured deposits of $416.9 million. We remain committed to the communities we serve, our Minority Depository Institution (“MDI”)/Community Development Financial Institutions ("CDFI") status and continuing to invest in our people and in technology to improve our efficiency".

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “We continue to grow both loans and deposits while maintaining credit quality. While we see resiliency in our client base, our prudent approach might result in lower growth in the coming quarters as we prioritize sound underwriting practices and balance sheet management over loan growth.”

Selected performance metrics are as follows (refer to “Key Metrics” for additional information):

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Performance Ratios (Annualized):	2024	2023	2023	2023	2023
Return on average assets (1)	0.33%	0.08%	0.39%	(0.01%)	0.06%
Return on average equity (1)	1.97%	0.42%	2.11%	(0.07%)	0.27%
Net interest rate spread (1) (2)	1.82%	1.74%	1.68%	1.75%	1.88%
Net interest margin (1) (3)	2.71%	2.66%	2.58%	2.65%	2.75%
Non-interest expense to average assets (1)	2.35%	2.66%	2.58%	2.65%	2.79%
Efficiency ratio (4)	82.56%	96.83%	78.11%	96.15%	95.88%
Average interest-earning assets to average interest- bearing liabilities	129.69%	133.50%	134.49%	137.67%	143.62%
Average equity to average assets	17.00%	18.25%	18.32%	19.21%	20.91%

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios (Annualized):	2024	2023	2023	2023	2023
Total capital to risk-weighted assets (Bank only)	22.79%	23.30%	25.10%	26.30%	27.54%
Tier 1 capital to risk-weighted assets (Bank only)	21.54%	22.05%	23.85%	25.05%	26.28%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	21.54%	22.05%	23.85%	25.05%	26.28%
Tier 1 capital to average assets (Bank only)	16.26%	17.49%	17.51%	17.95%	19.51%

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset Quality Ratios (Annualized):	2024	2023	2023	2023	2023
Allowance for loan losses as a percentage of total loans	1.23%	1.36%	1.51%	1.64%	1.77%
Allowance for loan losses as a percentage of nonperforming loans	140.90%	152.99%	169.49%	167.06%	149.73%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.25%)	(0.24%)	(0.34%)	(0.41%)	(0.57%)
Non-performing loans as a percentage of total gross loans	0.87%	0.89%	0.89%	0.98%	1.18%
Non-performing loans as a percentage of total assets	0.62%	0.62%	0.62%	0.63%	0.76%
Total non-performing assets as a percentage of total assets	0.62%	0.62%	0.62%	0.63%	0.76%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (5)	0.79%	0.81%	0.82%	0.83%	0.93%

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)
Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

Summary of Results of Operations

Net income for the three months ended March 31, 2024 was $2.4 million compared to net income of $0.5 million for the three months ended December 31, 2023 and net income of $0.3 million for the three months ended March 31, 2023.

The increase of net income for the three months ended March 31, 2024 compared to the three months ended December 31, 2023 was attributed mainly to an increase in net interest income, a decrease in non-interest expense and an increase in non-interest income, partially offset by an increase in provision for income taxes and a decrease in benefit for credit losses.

The increase of net income for the three months ended March 31, 2024 compared to the three months ended March 31, 2023 was largely due to increases in net interest income, partially offset by increases in provision for income taxes and non-interest expense and a decrease in non-interest income.

Net Interest Income and Net Margin

Net interest income for the three months ended March 31, 2024, increased $1.6 million, or 9.46%, to $18.8 million compared to $17.2 million for the three months ended December 31, 2023 and increased $3.6 million, or 23.47%, compared to $15.2 million for the three months ended March 31, 2023. Included in this increase was a recovery of $1.0 million in interest income from a construction loan that was previously nonperforming.

For the three months ended March 31, 2024, benefit for credit losses amounted to $0.2 million consists of a benefit for credit losses on loans in the amount of $0.3 million and a provision on credit losses on held-to-maturity securities in the amount of $0.1 million. The $0.3 million benefit for credit losses on loans for the three months ended March 31, 2024 resulted from a benefit of $0.8 million related to micro loans originated by Grain and a provision of $0.5 million related to non-micro loans.

Net interest margin was 2.71% for the three months ended March 31, 2024 compared to 2.66% for the prior quarter, an increase of 5bps and 2.75% for the same period last year, a decrease of 4bps. The decrease in net interest margin for the three months ended March 31, 2024 when compared to the same period last year was a result of an increase in the cost of funds driven by higher interest rates.

Non-interest Income

Non-interest income for the three months ended March 31, 2024, was $1.7 million, an increase of $0.4 million, or 32.84%, compared to the three months ended December 31, 2023 and a decrease of $0.1 million, or 6.16%, compared to the three months ended March 31, 2023.

The $0.4 million increase in non-interest income for the three months ended March 31, 2024 compared to the three months ended December 31, 2023 was largely attributable to an increase of $0.8 million in other non-interest income partially offset by a grant of $0.4 million received in the fourth quarter of 2023 from the U.S. Treasury. No grants were received in the first quarter of 2024.

The $0.1 million decrease in non-interest income for the three months ended March 31, 2024 compared to the three months ended March 31, 2023 was largely attributable to a decrease of $0.4 million in late and prepayment charges, partially offset by increases of $0.2 million in income on sale of mortgage loans and $0.1 million in other non-interest income.

Non-interest Expense

Non-interest expense for the three months ended March 31, 2024, was $17.0 million, a decrease of $0.9 million, or 5.29%, compared to $17.9 million for the three months ended December 31, 2023 and an increase of $0.6 million, or 3.60%, compared to $16.4 million for the three months ended March 31, 2023.

The $0.9 million decrease from the three months ended December 31, 2023 was mainly attributable to decreases of $0.4 million in compensation and benefits, $0.3 million in provision for contingencies, $0.3 million in professional fees and $0.2 million in other operating expense, partially offset by an increase of $0.3 million in direct loan expense.

The $0.6 million increase from the three months ended March 31, 2023 was mainly attributable to a decrease of $0.9 million in Grain recoveries, increases of $0.4 million in compensation and benefits, $0.3 million in direct loan expenses and $0.3 million in professional fees, partially offset by decreases of $0.8 million in provision for contingencies, $0.3 million in other operating expense and $0.2 million in office supplies, telephone and postage.

Balance Sheet Summary

Total assets increased $68.0 million, or 2.47%, to $2.82 billion as of March 31, 2024 from $2.75 billion as of December 31, 2023. The increase in total assets is largely attributable to increases of $85.5 million in net loans receivable, $4.5 million in Federal Home Loan Bank of New York stock and $1.3 million in premises and equipment, partially offset by decreases of $8.8 million in held-to-maturity securities, $4.5 million in cash and cash equivalents, $3.9 million in available-for-sale securities. $3.6 million in other assets and $2.1 million in mortgage loans held for sale.

Total liabilities increased $65.7 million, or 2.91%, to $2.33 billion as of March 31, 2024 from $2.26 billion as of December 31, 2023. The increase in total liabilities was largely attributable to increases of $78.2 million in deposits and $2.5 million in advance payments by borrowers for taxes and insurance, partially offset by decreases of $7.7 million in accrued interest payable, $4.0 million in borrowings and $3.0 million in other liabilities.

Total stockholders’ equity increased $2.3 million, or 0.47%, to $493.7 million as of March 31, 2024, from $491.4 million as of December 31, 2023. This increase in stockholders’ equity was largely attributable to $2.4 million in net income, $0.5 million impact to additional paid in capital as a result of share-based compensation and $0.3 million from release of ESOP shares, offset by $0.9 million in other comprehensive loss.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; anticipated losses with respect to the Company's investment in Grain; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
ASSETS
Cash and due from banks:
Cash	$29,972	$28,930	$26,046	$31,162	$26,951
Interest-bearing deposits	104,752	110,260	90,966	212,627	157,736
Total cash and cash equivalents	134,724	139,190	117,012	243,789	184,687
Available-for-sale securities, at fair value	116,044	119,902	116,753	123,720	128,320
Held-to-maturity securities, at amortized cost	452,955	461,748	471,065	481,952	491,649
Placement with banks	249	249	996	996	1,245
Mortgage loans held for sale, at fair value	7,860	9,980	14,103	10,070	2,987
Loans receivable, net	1,981,428	1,895,886	1,787,607	1,695,047	1,614,428
Accrued interest receivable	18,063	18,010	16,624	16,054	15,435
Premises and equipment, net	17,396	16,053	16,453	16,856	17,215
Right of use assets	31,021	31,272	32,110	32,435	33,147
Federal Home Loan Bank of New York stock (FHLBNY), at cost	23,892	19,377	18,870	19,195	19,209
Deferred tax assets	13,919	14,332	15,984	15,924	15,413
Other assets	21,151	24,723	16,286	15,919	15,799
Total assets	$2,818,702	$2,750,722	$2,623,863	$2,671,957	$2,539,534
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,585,784	$1,507,620	$1,401,132	$1,442,013	$1,336,877
Operating lease liabilities	32,486	32,684	33,459	33,716	34,308
Accrued interest payable	4,218	11,965	8,385	4,704	1,767
Advance payments by borrowers for taxes and insurance	13,245	10,778	13,743	12,402	14,902
Borrowings	680,421	684,421	675,100	682,100	648,375
Other liabilities	8,866	11,859	6,986	6,540	7,264
Total liabilities	2,325,020	2,259,327	2,138,805	2,181,475	2,043,493
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	249
Treasury stock, at cost	(9,702)	(9,747)	(10,975)	(5,202)	(2)
Additional paid-in-capital	207,584	207,106	207,626	207,287	206,883
Retained earnings	99,834	97,420	96,902	94,312	94,399
Accumulated other comprehensive loss	(16,590)	(15,649)	(20,468)	(17,597)	(16,629)
Unearned compensation ─ ESOP	(12,693)	(12,984)	(13,276)	(13,567)	(13,859)
Total stockholders' equity	493,682	491,395	485,058	490,482	496,041
Total liabilities and stockholders' equity	$2,818,702	$2,750,722	$2,623,863	$2,671,957	$2,539,534

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Interest and dividend income:
Interest on loans receivable	$30,664	$27,814	$25,276	$23,015	$19,700
Interest on deposits due from banks	2,911	990	1,969	1,817	197
Interest and dividend on securities and FHLBNY stock	6,091	6,146	6,261	6,223	6,459
Total interest and dividend income	39,666	34,950	33,506	31,055	26,356
Interest expense:
Interest on certificates of deposit	6,380	5,103	4,362	3,881	3,225
Interest on other deposits	6,540	5,706	5,639	4,413	2,812
Interest on borrowings	7,923	6,944	6,963	6,479	5,074
Total interest expense	20,843	17,753	16,964	14,773	11,111
Net interest income	18,823	17,197	16,542	16,282	15,245
(Benefit) provision for credit losses	(180)	(375)	535	987	(174)
Net interest income after (benefit) provision for credit losses	19,003	17,572	16,007	15,295	15,419
Non-interest income:
Service charges and fees	473	498	516	481	491
Brokerage commissions	8	13	17	35	15
Late and prepayment charges	359	365	899	372	729
Income on sale of mortgage loans	302	244	173	82	99
Grant income	—	438	3,718	—	—
Other	565	(273)	304	522	485
Total non-interest income	1,707	1,285	5,627	1,492	1,819
Non-interest expense:
Compensation and benefits	7,844	8,262	7,566	7,425	7,446
Occupancy and equipment	3,667	3,686	3,588	3,724	3,570
Data processing expenses	1,127	1,101	1,582	1,208	1,192
Direct loan expenses	732	497	369	345	412
Provision for contingencies	164	418	391	517	985
Insurance and surety bond premiums	253	250	255	248	265
Office supplies, telephone and postage	249	294	301	489	399
Professional fees	1,723	2,040	1,693	1,904	1,455
Grain recoveries	(53)	(152)	(69)	(346)	(914)
Marketing and promotional expenses	100	146	248	303	128
Directors fees and regulatory assessment	179	173	169	160	155
Other operating expenses	965	1,182	1,223	1,112	1,268
Total non-interest expense	16,950	17,897	17,316	17,089	16,361
Income (loss) before income taxes	3,760	960	4,318	(302)	877
Provision (benefit) for income taxes	1,346	442	1,728	(215)	546
Net income (loss)	$2,414	$518	$2,590	$(87)	$331
Earnings per common share:
Basic	$0.11	$0.02	$0.12	$(0.00)	$0.01
Diluted	$0.11	$0.02	$0.12	$(0.00)	$0.01
Weighted average common shares outstanding:
Basic	22,353,492	22,224,945	22,272,076	23,208,168	23,293,013
Diluted	22,366,728	22,406,102	22,349,217	23,208,168	23,324,532

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
	2024	2023	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$30,664	$19,700	$10,964	55.65%
Interest on deposits due from banks	2,911	197	2,714	1,377.66%
Interest and dividend on securities and FHLBNY stock	6,091	6,459	(368)	(5.70%)
Total interest and dividend income	39,666	26,356	13,310	50.50%
Interest expense:
Interest on certificates of deposit	6,380	3,225	3,155	97.83%
Interest on other deposits	6,540	2,812	3,728	132.57%
Interest on borrowings	7,923	5,074	2,849	56.15%
Total interest expense	20,843	11,111	9,732	87.59%
Net interest income	18,823	15,245	3,578	23.47%
Benefit for credit losses	(180)	(174)	(6)	3.45%
Net interest income after benefit for credit losses	19,003	15,419	3,584	23.24%
Non-interest income:
Service charges and fees	473	491	(18)	(3.67%)
Brokerage commissions	8	15	(7)	(46.67%)
Late and prepayment charges	359	729	(370)	(50.75%)
Income on sale of mortgage loans	302	99	203	205.05%
Other	565	485	80	16.49%
Total non-interest income	1,707	1,819	(112)	(6.16%)
Non-interest expense:
Compensation and benefits	7,844	7,446	398	5.35%
Occupancy and equipment	3,667	3,570	97	2.72%
Data processing expenses	1,127	1,192	(65)	(5.45%)
Direct loan expenses	732	412	320	77.67%
Provision for contingencies	164	985	(821)	(83.35%)
Insurance and surety bond premiums	253	265	(12)	(4.53%)
Office supplies, telephone and postage	249	399	(150)	(37.59%)
Professional fees	1,723	1,455	268	18.42%
Grain recoveries	(53)	(914)	861	(94.20%)
Marketing and promotional expenses	100	128	(28)	(21.88%)
Directors fees and regulatory assessment	179	155	24	15.48%
Other operating expenses	965	1,268	(303)	(23.90%)
Total non-interest expense	16,950	16,361	589	3.60%
Income before income taxes	3,760	877	2,883	328.73%
Provision for income taxes	1,346	546	800	146.52%
Net income	$2,414	$331	$2,083	629.31%
Earnings per common share:
Basic	$0.11	$0.01	$0.09	659.96%
Diluted	$0.11	$0.01	$0.09	660.54%
Weighted average common shares outstanding:
Basic	22,353,492	23,293,013	(939,521)	(4.03%)
Diluted	22,366,728	23,324,532	(957,804)	(4.11%)

Ponce Financial Group, Inc. and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Performance Ratios:
Return on average assets (1)	0.33%	0.08%	0.39%	(0.01%)	0.06%
Return on average equity (1)	1.97%	0.42%	2.11%	(0.07%)	0.27%
Net interest rate spread (1) (2)	1.82%	1.74%	1.68%	1.75%	1.88%
Net interest margin (1) (3)	2.71%	2.66%	2.58%	2.65%	2.75%
Non-interest expense to average assets (1)	2.35%	2.66%	2.58%	2.65%	2.79%
Efficiency ratio (4)	82.56%	96.83%	78.11%	96.15%	95.88%
Average interest-earning assets to average interest- bearing liabilities	129.69%	133.50%	134.49%	137.67%	143.62%
Average equity to average assets	17.00%	18.25%	18.32%	19.21%	20.91%
Capital Ratios:
Total capital to risk-weighted assets (Bank only)	22.79%	23.30%	25.10%	26.30%	27.54%
Tier 1 capital to risk-weighted assets (Bank only)	21.54%	22.05%	23.85%	25.05%	26.28%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	21.54%	22.05%	23.85%	25.05%	26.28%
Tier 1 capital to average assets (Bank only)	16.26%	17.49%	17.51%	17.95%	19.51%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	1.23%	1.36%	1.51%	1.64%	1.77%
Allowance for credit losses on loans as a percentage of nonperforming loans	140.90%	152.99%	169.49%	167.06%	149.73%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.25%)	(0.24%)	(0.34%)	(0.41%)	(0.57%)
Non-performing loans as a percentage of total gross loans	0.87%	0.89%	0.89%	0.98%	1.18%
Non-performing loans as a percentage of total assets	0.62%	0.62%	0.62%	0.63%	0.76%
Total non-performing assets as a percentage of total assets	0.62%	0.62%	0.62%	0.63%	0.76%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (5)	0.79%	0.81%	0.82%	0.83%	0.93%
Other:
Number of offices	18	18	19	19	19
Number of full-time equivalent employees	233	237	243	244	251

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)
Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

Ponce Financial Group, Inc. and Subsidiaries

Securities Portfolio

	March 31, 2024				December 31, 2023
		Gross	Gross			Gross	Gross
	Amortized	Unrealized	Unrealized		Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value
	(in thousands)				(in thousands)
Available-for-Sale Securities:
U.S. Government Bonds	$2,991	$—	$(211)	$2,780	$2,990	$—	$(206)	$2,784
Corporate Bonds	25,782	—	(2,262)	23,520	25,790	—	(2,122)	23,668
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	38,183	—	(6,229)	31,954	39,375	—	(6,227)	33,148
FHLMC Certificates	9,903	—	(1,424)	8,479	10,163	—	(1,482)	8,681
FNMA Certificates	60,158	—	(10,948)	49,210	61,359	—	(9,842)	51,517
GNMA Certificates	102	—	(1)	101	104	—	—	104
Total available-for-sale securities	$137,119	$—	$(21,075)	$116,044	$139,781	$—	$(19,879)	$119,902

Held-to-Maturity Securities:
U.S. Agency Bonds	$25,000	$—	$(289)	$24,711	$25,000	$—	$(181)	$24,819
Corporate Bonds	82,500	—	(2,211)	80,289	82,500	—	(2,691)	79,809
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	207,079	—	(7,468)	199,611	212,093	104	(5,170)	207,027
FHLMC Certificates	3,819	—	(253)	3,566	3,897	—	(244)	3,653
FNMA Certificates	116,085	—	(5,263)	110,822	118,944	—	(4,088)	114,856
SBA Certificates	18,945	169	—	19,114	19,712	166	—	19,878
Allowance for Credit Losses	(473)	—	—	—	(398)	—	—	—
Total held-to-maturity securities	$452,955	$169	$(15,484)	$438,113	$461,748	$270	$(12,374)	$450,042

(1)
Comprised of Federal Home Loan Mortgage Corporation (“FHLMC”), Federal National Mortgage Association (“FNMA”) and Ginnie Mae (“GNMA”) issued securities.

The following table presents the activity in the allowance for credit losses for held-to-maturity securities.

	For the Three	For the
	Months Ended	Year Ended
	March 31, 2024	December 31, 2023
Allowance for credit losses on securities at beginning of the period	$398	$—
CECL adoption	—	662
Provision for credit losses	75	(264)
Allowance for credit losses on securities at end of the period	$473	$398

Ponce Financial Group, Inc. and Subsidiaries

Loan Portfolio

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2024		2023		2023		2023		2023
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$339,331	16.92%	$343,689	17.89%	$347,082	19.13%	$351,754	20.43%	$354,559	21.60%
Owner-Occupied	150,842	7.52%	152,311	7.93%	151,866	8.37%	154,116	8.94%	149,481	9.10%
Multifamily residential	545,825	27.22%	550,559	28.65%	553,694	30.52%	550,033	31.94%	553,430	33.71%
Nonresidential properties	327,350	16.32%	342,343	17.81%	321,472	17.71%	317,416	18.43%	314,560	19.17%
Construction and land	608,665	30.35%	503,925	26.22%	411,383	22.67%	315,843	18.34%	235,157	14.33%
Total mortgage loans	1,972,013	98.33%	1,892,827	98.50%	1,785,497	98.40%	1,689,162	98.08%	1,607,187	97.91%
Non-mortgage loans:
Business loans	26,664	1.33%	19,779	1.03%	18,416	1.02%	21,041	1.22%	19,890	1.21%
Consumer loans (1)	6,741	0.34%	8,966	0.47%	10,416	0.58%	11,958	0.70%	14,227	0.88%
Total non-mortgage loans	33,405	1.67%	28,745	1.50%	28,832	1.60%	32,999	1.92%	34,117	2.09%
Total loans, gross	2,005,418	100.00%	1,921,572	100.00%	1,814,329	100.00%	1,722,161	100.00%	1,641,304	100.00%
Net deferred loan origination costs	674		468		692		1,059		2,099
Allowance for credit losses on loans	(24,664)		(26,154)		(27,414)		(28,173)		(28,975)
Loans, net	$1,981,428		$1,895,886		$1,787,607		$1,695,047		$1,614,428

(1)
As of March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, consumer loans include $5.7 million, $8.0 million, $9.3 million, $11.2 million and $13.4 million, respectively, of loans originated by the Bank pursuant to its arrangement with Grain.

Ponce Financial Group, Inc. and Subsidiaries

Grain Loan Exposure

Grain Technologies, Inc. ("Grain") Total Exposure as of March 31, 2024
(in thousands)
Receivable from Grain
Microloans originated - put back to Grain (inception-to-March 31, 2024)	$24,051
Write-downs, net of recoveries (inception-to-date as of March 31, 2024)	(15,406)
Cash receipts from Grain (inception-to-March 31, 2024)	(6,819)
Grant/reserve	(1,826)
Net receivable as of March 31, 2024	$—
Microloan receivables from Grain Borrowers
Grain originated loans receivable as of March 31, 2024	$5,731
Allowance for credit losses on loans as of March 31, 2024 (1)	(4,868)
Microloans, net of allowance for credit losses on loans as of March 31, 2024	$863
Investments
Investment in Grain	$1,000
Investment in Grain write-off in Q3 2022	(1,000)
Investment in Grain as of March 31, 2024	—
Total exposure related to Grain as of March 31, 2024 (2)	$863

(1) Excludes $1.6 million of security deposits by Grain originated borrowers reported in deposits in the accompanying Consolidated Statements of Financial Conditions.

(2) Total remaining exposure to Grain borrowers. These loans are now serviced by the Bank.

On November 1, 2023, Ponce Financial Group, Inc. and Grain signed a Perpetual Software License Agreement in order for the Bank to assume the servicing of the remaining Grain loans. In order to facilitate the transfer of the servicing responsibilities to the Bank, Grain granted the Bank a perpetual right and license to use the Grain software, including the source code to service the remaining loans.

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$26,154	$27,414	$28,173	$28,975	$34,592
(Benefit) provision for credit losses on loans	(255)	(126)	750	934	(321)
Adoption of CECL	—	—	—	—	(3,090)
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	(52)	(63)	—	—	—
Consumer	(1,302)	(1,135)	(1,592)	(1,931)	(2,569)
Total charge-offs	(1,354)	(1,198)	(1,592)	(1,931)	(2,569)
Recoveries:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	1	—	3	—	—
Consumer	118	64	80	195	363
Total recoveries	119	64	83	195	363
Net (charge-offs) recoveries	(1,235)	(1,134)	(1,509)	(1,736)	(2,206)
Allowance for credit losses on loans at end of the period	$24,664	$26,154	$27,414	$28,173	$28,975

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2024		2023		2023		2023		2023
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand (1)	$191,541	12.07%	$185,151	12.28%	$214,326	15.30%	$225,106	15.61%	$236,120	17.67%
Interest-bearing deposits:
NOW/IOLA accounts (1)	73,202	4.62%	77,909	5.17%	74,055	5.29%	64,193	4.45%	68,356	5.11%
Money market accounts (2)	482,344	30.42%	432,735	28.70%	370,500	26.44%	387,970	26.91%	293,140	21.93%
Reciprocal deposits	97,718	6.16%	96,860	6.42%	82,670	5.90%	100,919	7.00%	109,649	8.20%
Savings accounts	112,713	7.11%	114,139	7.57%	117,870	8.41%	119,635	8.30%	127,731	9.55%
Total NOW, money market, reciprocal and savings accounts	765,977	48.31%	721,643	47.86%	645,095	46.04%	672,717	46.66%	598,876	44.79%
Certificates of deposit of $250K or more (2)	146,296	9.23%	132,153	8.77%	122,353	8.73%	120,043	8.32%	113,955	8.52%
Brokered certificates of deposit (3)	94,689	5.97%	98,729	6.55%	98,729	7.05%	98,729	6.85%	98,754	7.39%
Listing service deposits (3)	12,688	0.80%	14,433	0.96%	15,180	1.08%	20,258	1.40%	28,417	2.13%
All other certificates of deposit less than $250K (2)	374,593	23.62%	355,511	23.58%	305,449	21.80%	305,160	21.16%	260,755	19.50%
Total certificates of deposit	628,266	39.62%	600,826	39.86%	541,711	38.66%	544,190	37.73%	501,881	37.54%
Total interest-bearing deposits	1,394,243	87.93%	1,322,469	87.72%	1,186,806	84.70%	1,216,907	84.39%	1,100,757	82.33%
Total deposits	$1,585,784	100.00%	$1,507,620	100.00%	$1,401,132	100.00%	$1,442,013	100.00%	$1,336,877	100.00%
(1)
As of December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, $58.2 million, $51.5 million, $41.4 million and $46.6 million, respectively, were reclassified from demand to NOW/IOLA accounts.
(2)
As of June 30, 2023 and March 31, 2023, $150.6 million and $115.3 million, respectively, of SaveBetter deposits were reclassified from money market accounts to certificates of deposits. $36.4 million and $37.1 million, respectively, were reclassified to Certificates of deposits of $250K or more and $114.2 million and $78.2 million, respectively, were reclassified to certificates of deposit less than $250K.
(3)
As of March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, there were $1.5 million, $0.3 million, $0.3 million, $3.3 million and $9.5 million, respectively, in individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc. and Subsidiaries

Borrowings

	March 31,			December 31,
	2024			2023
	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate
	(Dollars in thousands)
Term advances ending:
2024	$109,321	$109,321	5.15%	$363,321	$363,321	4.55%
2025	250,000	250,000	4.69	50,000	50,000	4.41
2026	50,000	50,000	4.83	—	—	—
2027	212,000	212,000	3.44	212,000	212,000	3.44
2028	9,100	9,100	3.84	9,100	9,100	3.84
Thereafter	50,000	50,000	3.35	50,000	50,000	3.35
	$680,421	$680,421	4.28%	$684,421	$684,421	4.10%

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$399	$793	$396	$296	$2,836
Owner occupied	1,426	1,682	1,685	2,363	2,245
Multifamily residential	4,098	2,979	1,444	1,435	—
Nonresidential properties	441	—	—	—	—
Construction and land	10,277	10,759	11,721	11,721	11,906
Non-mortgage loans:
Business	146	165	209	—	40
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$16,787	$16,378	$15,455	$15,815	$17,027

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$270	$270	$270	$209	$213
Owner occupied	447	447	449	840	2,020
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	91
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	717	717	719	1,049	2,324
Total non-accrual loans (2)	$17,504	$17,095	$16,174	$16,864	$19,351

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$1,850	$2,112	$2,131	$2,161	$2,185
Owner occupied	2,288	2,313	2,335	2,353	1,310
Multifamily residential	—	—	—	—	—
Nonresidential properties	748	757	765	783	701
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing modifications to borrowers experiencing financial difficulty (1)	$4,886	$5,182	$5,231	$5,297	$4,196
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$22,390	$22,277	$21,405	$22,161	$23,547
Total non-performing loans to total gross loans	0.87%	0.89%	0.89%	0.98%	1.18%
Total non-performing assets to total assets	0.62%	0.62%	0.62%	0.63%	0.76%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (1)	0.79%	0.81%	0.82%	0.83%	0.93%

(1) Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

(2) Includes nonperforming mortgage loans held for sale.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended March 31,
	2024			2023
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,979,263	$30,664	6.23%	$1,572,148	$19,700	5.08%
Securities (3)	576,235	5,619	3.92%	631,138	6,075	3.90%
Other (4) (5)	238,432	3,383	5.71%	48,473	581	4.86%
Total interest-earning assets	2,793,930	39,666	5.71%	2,251,759	26,356	4.75%
Non-interest-earning assets (5)	106,566			123,007
Total assets	$2,900,496			$2,374,766
Interest-bearing liabilities:
NOW/IOLA (6) (7)	$82,849	$218	1.06%	$71,765	$688	3.89%
Money market (7) (8)	544,563	6,292	4.65%	314,241	2,091	2.70%
Savings	113,501	28	0.10%	128,876	30	0.09%
Certificates of deposit (8)	629,528	6,380	4.08%	516,327	3,225	2.53%
Total deposits	1,370,441	12,918	3.79%	1,031,209	6,034	2.37%
Advance payments by borrowers	12,886	2	0.06%	12,919	3	0.09%
Borrowings	771,070	7,923	4.13%	523,705	5,074	3.93%
Total interest-bearing liabilities	2,154,397	20,843	3.89%	1,567,833	11,111	2.87%
Non-interest-bearing liabilities:
Non-interest-bearing demand (6)	198,862	—		268,372	—
Other non-interest-bearing liabilities	54,061	—		42,038	—
Total non-interest-bearing liabilities	252,923	—		310,410	—
Total liabilities	2,407,320	20,843		1,878,243	11,111
Total equity	493,176			496,523
Total liabilities and total equity	$2,900,496		3.89%	$2,374,766		2.87%
Net interest income		$18,823			$15,245
Net interest rate spread (9)			1.82%			1.88%
Net interest-earning assets (10)	$639,533			$683,926
Net interest margin (11)			2.71%			2.75%
Average interest-earning assets to interest-bearing liabilities			129.69%			143.62%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRB demand deposits.
(5)
FRB demand deposits for prior period have been reclassified for consistency.
(6)
Includes reclassification of $48.4 million average outstanding balances from non-interest bearing demand to NOW/IOLA for the three months ended March 31, 2023.
(7)
Include $0.7 million of interest expense reclassified from money market to NOW/IOLA for the three months ended March 31, 2023.
(8)
Includes reclassification of $135.0 million average outstanding balances and $1.4 million of interest expenses from money market to certificates of deposit for the three months ended March 31, 2023.
(9)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(10)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(11)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Other Data
Common shares issued	24,886,711	24,886,711	24,886,711	24,886,711	24,865,476
Less treasury shares	1,096,214	1,101,191	1,233,111	617,924	1,976
Common shares outstanding at end of period	23,790,497	23,785,520	23,653,600	24,268,787	24,863,500

Book value per common share	$11.29	$11.20	$10.99	$10.94	$10.90
Tangible book value per common share	$11.29	$11.20	$10.99	$10.94	$10.90